Exhibit 8.1.
List of Bancolombia’s subsidiaries as
of December 31, 2008.

			Shareholding
	Jurisdiction of		directly and
Entity	Incorporation	Business	indirectly
Leasing Bancolombia S.A.	Colombia	Leasing	100%
Fiduciaria Bancolombia S.A.	Colombia	Trust	98.81%
Fiduciaria GBC S.A.	Peru	Trust	98.82%
Bancolombia Panamá S.A.	Panama	Banking	100%
Bancolombia Caymán	Cayman Islands	Banking	100%
Sistema de Inversiones y Negocios S.A.	Panama	Investments	100%
Sinesa Holding Company Ltd.	British Virgin Islands	Investments	100%
Future Net Inc	Panama	E-commerce	100%
Banca de Inversión Bancolombia S.A.	Colombia	Investment banking	100%
Inmobiliaria Bancol S.A.	Colombia	Real estate broker	99.06%
Valores Simesa S.A.	Colombia	Investments	70.75%
Todo UNO Colombia S.A.	Colombia	E-commerce	89.92%
Compañía de Financiamiento Comercial S.A. Sufinanciamiento	Colombia	Financial services	99.99%
Renting Colombia S.A.	Colombia	Operating leasing	80.50%
Renting Perú S.A.C.	Peru	Operating leasing	80.63%
RC Rent a Car S.A.	Colombia	Car rental	81.51%
Capital Investments SAFI S.A. (CI)	Peru	Trust	80.63%
Fondo de Inversión en Arrendamiento Operativo Renting Perú	Peru	Car rental	80.63%
Transportes Empresariales de Occidente Ltda.	Colombia	Transportation	80.30%
Suleasing Internacional USA Inc	USA	Leasing	100%
Inversiones CFNS Ltda.	Colombia	Investments	100%
Valores Bancolombia S.A.	Colombia	Securities brokerage	100%
Suvalor Panamá S.A.	Panama	Securities brokerage	100%
Bancolombia Puerto Rico Internacional, Inc	Puerto Rico	Banking	100%
Inversiones IVL S.A.	Colombia	Investments	98.25%
Factoring Bancolombia S.A.	Colombia	Financial services	99.99%
Patrimonio Autónomo CV Sufinanciamiento	Colombia	Loan management	100%
Banagrícola S.A.	Panama	Investments	99.12%
Banco Agrícola Panamá S.A.	Panama	Banking	99.12%
Inversiones Financieras Banco Agrícola S.A.	El Salvador	Investments	98.38%
Banco Agrícola S.A.	El Salvador	Banking	96.72%
Arrendadora Financiera S.A.	El Salvador	Leasing	96.73%
Credibac S.A. de CV	El Salvador	Credit card services	96.72%
Bursabac S.A. de CV	El Salvador	Securities brokerage	98.38%
AFP Crecer S.A.	El Salvador	Pension fund	98.60%
Aseguradora Suiza Salvadoreña S.A.	El Salvador	Insurance company	95.81%
Asesuisa Vida S.A.	El Salvador	Insurance company	95.80%
FCP Colombia Inmobiliaria	Colombia	Real estate broker	64.12%